Agreement dated as of September 12, 1997 among Presidio Holding Company,
LLC, a New York limited liability company (the "Acquiror") and Martin L. Edelman, Dean J. Takahashi and Paul Walker (the "Class A Directors") in their capacities as directors of Presidio Capital Corp., a British Virgin Islands corporation ("Presidio"), and Paul Walker in his additional capacity as a director of T-2 Holding, L.L.C. ("T-2").

                               W I T N E S S E T H :

     WHEREAS, contemporaneously herewith, (i) the Class A Directors are resigning from their positions as directors of Presidio and appointing affiliates of Acquiror as their successors in accordance with Paragraph 81 of the Articles of Association of Presidio and (ii) Paul Walker is resigning from his position as a director of T-2; and

     WHEREAS, the parties hereto desire to confirm the rights and benefits to which the Class A Directors shall be entitled notwithstanding their resignations.

     NOW THEREFORE, in consideration of the mutual covenants and promises provided herein, the parties agree as follows:

     1. Acquiror hereby represents that it holds sole beneficial interest directly or through Depository Trust Company in at least 60% of the shares of Presidio (the "Shares") and has full and irrevocable authority to vote and dispose of all such Shares.

     2. The Acquiror agrees to take all necessary action to appoint two additional directors as contemplated by Article 79A of the Articles of Association of Presidio upon satisfaction of all requirements with respect thereto under applicable law and the Memorandum and Articles of Association of Presidio.

     3. Acquiror agrees to cause Presidio and T-2 to maintain in effect for six years from the date hereof for the benefit of the Class A Directors policies of the directors' and officers' liability insurance maintained by Presidio and T-2 as of the date hereof with respect to matters occurring on or prior to the date hereof. The Class A Directors hereby waive any claim on the amounts held for their benefit pursuant to the Class A Director Indemnification Trust Agreement (which as of the date hereof equals approximately $8.5 million) and hereby relinquish any claim to any further amounts otherwise required to be held thereunder for such purpose in the future, in each case such waiver and relinquishment to be effective upon satisfaction of the other conditions to terminate the trust formed pursuant thereto (and the Class A Directors shall sign such documents reasonably necessary to confirm such waiver and relinquishment). Acquiror agrees to cause Presidio to maintain in effect for a period of six years from the date hereof for the benefit of the Class A Directors a net worth as of the last date of each calendar quarter of at least $8.5 million.

     4. Attached as Exhibit 1 is the Memorandum of Understanding Regarding Compensation of Class A Directors of Presidio Capital Corp. (the "Memorandum"; defined terms used in this paragraph and not defined in this agreement shall have the meaning contained in the Memorandum). The Acquiror agrees that the Class A Directors' concurrent resignation is deemed to be a "removal or termination without Cause" under the Memorandum. Acquiror agrees to cause Presidio to immediately distribute to the Class A Directors all Director Shares and Dividends held by Presidio for the benefit of such Directors. To the extent that Presidio does not distribute its Shares and Dividends to the Class A Directors prior to September 27, 1997, the Acquiror agrees to pay each Class A Director an amount in cash equal to the sum of (i) the amount of all Dividends held by Presidio for the benefit of such Class A Director, plus (ii) the product of (A) the number of Director Shares held by such Class A Director and (B) $25; provided, that in connection therewith the Class A Directors shall take all actions reasonably necessary to transfer their interests in such Dividends and Director Shares to the Acquiror.

     5. The Acquiror agrees to cause Presidio to maintain its indemnity of the Class A Directors as set forth in the Memorandum and Articles of Association for a period of six years from the date hereof. The Acquiror agrees to cause T-2 to maintain its indemnity of Paul Walker as currently set forth in T-2's LLC Operating Agreement for a period of six years from the date hereof. In the event that the Class A Directors retain counsel in connection with any claims arising out of or relating to the Class A Directors serving as such (or Mr. Walker's serving as a director of T-2), Acquiror shall cause Presidio (or T-2) to approve Simpson Thacher & Bartlett as such counsel to the extent such approval is required relating to such indemnities.

     6. The Acquiror agrees to cause Presidio to promptly pay in full all legal fees and expenses of Simpson Thacher & Bartlett, counsel for the Class A Directors incurred prior to the date hereof or in connection with the execution delivery or performance by the Class A Directors of this agreement. The current outstanding invoices aggregating $142,964 through the date hereof are attached as Exhibit 2 hereto.

     7. The Acquiror agrees to cause Presidio to promptly pay in full all legal fees and expenses of Conyers Dill & Pearman, British Virgin Islands counsel for the Class A Directors incurred prior to the date hereof or in connection with the execution delivery or performance by the Class A Directors of this agreement.

     8. The Class A Directors agree to execute and deliver concurrently with the execution and delivery of this Agreement, the resolutions of directors attached as Exhibit 3 hereto. Prior to the execution thereof, the Class A Directors shall have received from the Acquiror (a) evidence of ownership of the Shares acceptable to the Class A Directors and (b) the application with respect thereto contemplated by Section 41 of the Articles of Association of Presidio.

     9. Concurrently with the signing hereof, the Acquiror will deliver a release and a covenant not to take action in the form of Exhibit 4 attached hereto and will use its best efforts to cause (a) Farallon Capital Partners, L.P. and certain of its affiliates (collectively, "Farallon") to deliver a release and a covenant not to take action in the form of Exhibit 5 attached hereto (the "Farallon Release") and (b) Wexford Management LLC and certain of its affiliates (collectively,"Wexford") to deliver a release and a covenant not to take action in the form of Exhibit 6 attached hereto (the "Wexford Release"). No releases of Farallon by Acquiror or any other releases held by the Acquiror or otherwise within its control shall be delivered to Farallon until such time as the Farallon Release is delivered to the Class A Directors. No releases of Wexford by Acquiror or any other releases held by Acquiror or otherwise within its control shall be delivered to Wexford until such time as the Wexford Release is delivered to the Class A Directors. To the extent Farallon or Wexford is released by Presidio at any time in the future, Acquiror agrees to cause Presidio to execute a release on the same form and substance with respect to the Class A Directors.

     10. This agreement constitutes the entire agreement of the parties, all prior negotiations or representations are merged herein or replaced hereby and prior agreements between or affecting the parties, whether written or verbal, are declared null and void as between the parties hereto.

     11. If, for any reason whatsoever, any one or more of the provisions of this agreement shall be held or deemed to be inoperative, unenforceable or invalid by a court of competent jurisdiction in a particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or rendering any other provisions of this agreement inoperative, unenforceable or invalid. This agreement shall be construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws. This agreement may not be modified except in writing signed by the parties hereto. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal or legal representatives, successors and permitted assigns of the respective parties hereto. Except as set forth above, the agreements and covenants hereof are for the benefit of the parties hereto, and not for the benefit of any third party. This agreement may be executed through the use of separate signature pages and in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart.


     IN WITNESS WHEREOF, the parties have executed this agreement on the date first above written.


PRESIDIO HOLDING COMPANY, L.L.C



By: /s/ W. Edward Scheetz
     W. Edward Scheetz
     Authorized Signatory


/s/ Martin L. Edelman
Martin L. Edelman


/s/ Dean J. Takahashi
Dean J. Takahashi


/s/ Paul Walker
Paul Walker

                                # # #